Exhibit 1.1

GEOTAG INC.

UNDERWRITING AGREEMENT

______ ___, 2011

C. K. COOPER & COMPANY, INC.,

18300 Von Karman Avenue, Suite 700

Irvine, California 92612

Ladies and Gentlemen:

Pursuant to the terms and conditions of this agreement (the “Agreement”), Geotag Inc., a Delaware corporation (the “Company”), proposes to sell 250,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to C.K. Cooper & Company, Inc. (the “Underwriter”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to 37,500 additional shares of Common Stock on the terms set forth in Section 2 of this Agreement (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriter.

1.        Representations, Warranties and Agreements of the Company.        The Company represents, warrants and agrees that:

(a)        A registration statement on Form S-1 relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Underwriter. As used in this Agreement:

(i)        “Applicable Time” means 5:00 p.m. (California time) on the date of this Agreement;

(ii)        “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;

(iii)        “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iv)        “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations;

(v)        “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 1 attached hereto, and each Issuer Free Writing Prospectus filed or used by the Company on or before the

Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)        “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)        “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

    Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement filed with the Commission to register additional Shares under Rule 462(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)        The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof, and will not be on the Delivery Date (as such term is defined in Section 4 below), an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c)        The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d)        The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(e)        The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(f)        The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(g)        Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)        Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

(i)        A registration statement on Form 8-A (File No. 001-            ) in respect of the registration of the Shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission. Such registration statement in the form heretofore delivered to the Underwriter has been declared effective by the Commission in such form. No other document with respect to such registration statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated, or to the knowledge of the Company after due inquiry threatened, by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”). The Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j)        The Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the

Company taken as a whole (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Except as disclosed in the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(k)        The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws, except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and not in violation of any preemptive right, resale right, right of first refusal or similar right. Upon the issuance and sale of the Firm Shares, as of September 30, 2010, the Company would have had the authorized and outstanding capital as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the column of the Capitalization table labeled “As Adjusted.” All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance in all material respects with federal and state securities laws, except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Prospectus and except for the transactions contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock option and stock purchase plans and the options or other rights granted and exercised thereunder included in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act to be shown with respect to such plans, options and rights.

(l)        The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(m)        The warrants to purchase Common Stock to be issued to the Underwriter (the “Underwriter Warrants”) pursuant to Section 5(k) have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriter Warrants and when issued and paid for in accordance with the terms of the Underwriter Warrants, such Common Stock will be validly issued, fully paid and non-assessable. The issuance of the Common Stock pursuant to the Underwriter Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(n)        The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and thereby, and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or federal, state, local or foreign governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except for such conflicts, breaches or violations in the case of clauses (i) and (iii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o)        No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Shares, the Underwriter Warrants, the shares of Common Stock issuable upon exercise thereof, and the shares of Common Stock to be sold by the Selling Stockholders (defined below), under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may (i) have previously been made or obtained, or (ii) be required under the Securities Act or the Exchange Act, and/or applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriter and the issuance of the Underwriter Warrants.

(p)        Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company, on the one hand, and any individual, corporation, limited liability company, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) (collectively, “Person”), on the other hand, granting such Person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q)        The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(r)        The Company has not sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company except as described in the most recent Preliminary Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)        Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not, other than as described therein, (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(t)        The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(u)        The pro forma data included in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto as “as-adjusted” data under “Summary Financial Data,” Capitalization” and “Selected Financial Data” and as “pro forma net tangible book value per share” data under “Dilution” are simple calculations and were calculated based upon the audited financial statements.

(v)        Haskell & White LLP, who has audited certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and the Prospectus and who has delivered the Initial Letter (defined below) referred to in Section 7(f) of this Agreement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and has been appointed by the Company’s audit committee and such audit committee, consistent with the phase-in schedule set forth in NASDAQ Listing Rule 5615(b)(1) and consistent with Exchange Act Section 10A(m) and Rule 10A-3(b)(1)(iv)(A) thereunder, shall have (i) one independent member at the time of listing; (ii) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing, with such independent directors qualifying as independent directors as defined by NASDAQ Listing Rule 5605(a)(2) and Exchange Act Section 10A(m) and Rule 10A-3 thereunder.

(w)        There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in, or filed as exhibits to, the Registration Statement, as required. The contracts so described in the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such contracts are, subject to the immediately foregoing exceptions, enforceable in accordance with their respective terms by the Company against the other parties thereto. Neither the Company nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x)        The Company has good and marketable title to all real and personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto or are not required to be described therein and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company.

(y)        The Company carries, or is covered by, insurance from insurers reasonably believed by the Company to be of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is reasonably believed by the Company to be customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(z)        The statistical and market-related data of the Company included in the Pricing Disclosure Package are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(aa)        The Company is not, and as of the Delivery Date, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, will not be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bb)        Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, before or by any court or Governmental Authority, or any arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, if determined adversely to the Company, reasonably be expected to delay the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)        There are no legal, governmental or regulatory actions, suits or proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the

Registration Statement, that are not described and filed as required. The Company has no knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and statements made in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(dd)        No relationship, direct or, to the knowledge of the Company, indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. Except as disclosed in the Pricing Disclosure Package, the Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(ee)        No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent that, in either case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)        Subject to such exceptions that would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg)        Subject to such exceptions that would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, the Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any material tax deficiencies. Except as described in the Pricing Disclosure Package or as previously disclosed to the Underwriter, there is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in, or incorporated by reference in, the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(hh)        There are no transfer taxes or other similar fees or charges under Applicable Laws required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(ii)        The Company (i) is not in violation of its charter or bylaws (or similar organizational documents), or (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is not in violation of any statute or any order, rule, regulation judgment or decree of any court or any arbitrator or Governmental Authority, or (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii), (iii), and (iv), for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)        The Company (i) makes and keeps materially accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s inception, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)        (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll)        The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of NASDAQ Listing Rule 5605(c)(2) (subject to the phase-in schedule permitted by NASDAQ Listing Rule 5615(b)(1)) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of NASDAQ Listing Rule 5605(c)(1). Since the date of the most recent balance sheet of the Company reviewed or audited by Haskell & White LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)    There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(nn)        The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the most recent Preliminary Prospectus and the Prospectus and any amendments or supplements thereto accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(oo)        Subject to such exceptions that would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, except as described in the Pricing Disclosure Package, the Company: (i) is and at all times has been in full compliance with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, judgments or decrees, administrative or judicial decisions, and any other executive or legislative proclamations (collectively, “Laws”), applicable to the conduct of their businesses (collectively, “Applicable Laws”), except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws (“Authorizations”) and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(pp)        Except as disclosed in the Pricing Disclosure Package, the Company owns, or can acquire on commercially reasonable terms, or has the valid right to use all Intellectual Property (as defined below) necessary for and material to the conduct of the business of the Company in the manner described in the Pricing Disclosure Package as now conducted or proposed to be conducted. Except as disclosed in the most recent Preliminary Prospectus under the caption “Our Business—Our Intellectual Property,” or except where the failure of any of the following representations to be true, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company, and no claims for any of the foregoing have been brought against any third party by the Company; (ii) the Intellectual Property owned by the Company, and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, and the Company has not received any written notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) the Company has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business; and (v) to the knowledge of the Company, no current or former employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. The term “Intellectual Property” as used herein means all patents, trademarks, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.

(qq)        The Company (i) is, and at all times prior hereto was, in compliance with all Laws relating to the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, except for such exception that could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) has not received notice of any material actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company is not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(rr)        The Company is not in violation of and has not received notice of any violation with respect to any Law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour Laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect.

(ss)        Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt)        The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case described above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu)        Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(vv)        The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(h) or 5(f) of this Agreement, or as otherwise permitted under Rule 134 of the Rules and Regulations and consented to by the Underwriter.

(ww)        The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xx)        The Shares and the Common Stock issuable upon exercise of the Underwriter Warrants have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market. There are no affiliations with the Financial Industry Regulatory Authority (“FINRA”) among the Company’s officers or directors.

(yy)        Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering contemplated hereby shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

(zz)        There are no securities or preferred stock of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(aaa)        With respect to each of the holders of the Company’s common stock registering their common stock for resale on the Registration Statement (the “Selling Stockholders”): to the best of the Company’s knowledge, the information relating to such Selling Stockholder in the Registration Statement and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.        Purchase of the Shares by the Underwriter.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 250,000 Firm Shares to the Underwriter, and the Underwriter agrees to purchase 250,000 Firm Shares from the Company.

(a)        In addition, the Company grants to the Underwriter an option to purchase up to 37,500 Option Shares. Such option is exercisable in the event that the Underwriter purchases the Firm Shares and sell more Shares than the number of Firm Shares in the offering and as set forth in Section 4 of this Agreement.

(b)        The price of the Shares purchased by the Underwriter shall be $5.81250 per Share.

(c)        The Company shall not be obligated to deliver any of the Shares to be delivered on the Delivery Date, except upon payment for all such Shares to be purchased on the Delivery Date as provided herein.

3.        Offering of Shares by the Underwriter.

(a)        The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

(b)        The Underwriter hereby represents and agrees that:

(i)        They have not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any free writing prospectus other than (x) a free writing prospectus that does not contain any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act), except for (A) such issuer information that may have been included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (B) such information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information previously included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (C) such information with respect to whose use the Company has given its consent in writing (any such issuer information referred to in subclauses (A), (B) or (C) immediately above being referred to in this Agreement as the “Permitted Issuer Information”), (y) any Issuer Free Writing Prospectus prepared pursuant to Section 1(h) or Section 1(vv) above (including any electronic road show), or (z) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing, such approval not to be unreasonably withheld by the Company.

(ii)        It has not used, and will not, without the prior written consent of the Company, use, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; and

(iii)        It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it at any time prior to the Delivery Date).

4.        Delivery of and Payment for the Shares.    Delivery of and payment for the Shares shall be made at 10:00 A.M., California time, on the fourth (third, if the pricing occurs before 4:30 P.M. (California time) on any given day) business day following the date of this Agreement or at such other date or place as may be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Shares shall be made to the Underwriter against payment by the Underwriter of the purchase prices of the Shares being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder to purchase the Shares. The Company shall deliver the Shares through the facilities of DTC, if available, unless the Underwriter shall otherwise instruct.

The option granted in Section 2 of this Agreement will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date of expiration falls on a day that is not a business day, the option granted in Section 2 of this Agreement will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued.

5.        Further Agreements of the Company.

The Company further agrees:

(a)        To prepare the Prospectus in a form approved (not to be unreasonably withheld) by the Underwriter and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal at the earliest possible time;

(b)        To furnish promptly to each of the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)        To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its reasonable request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d)        To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or in the opinion of counsel for the Underwriter, be required by the Securities Act or requested by the Commission;

(e)        Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus on or prior to the Delivery Date, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld or delayed;

(f)        Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;

(g)        To comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the

Underwriter and, upon its reasonable request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)        As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Rules and Regulations), it being agreed that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering Analysis Retrieval System;

(i)        Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such States of the United States of America as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(j)        To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus under the caption “Use of Proceeds” in all material respects; and

(k)        On the Delivery Date, to issue to the Underwriter the Underwriter Warrants to purchase that number of shares of Common Stock equal to 5% of the Shares (adjusted downward to the nearest whole share). The Underwriter Warrants shall be in the form of Exhibit A attached hereto. The Underwriter Warrants shall have an exercise price per share equal to 120% of the initial public offering price per Share in the offering. The Underwriter Warrants will be exercisable beginning six months after the date of the Prospectus until the fifth anniversary of the date of the Prospectus.

6.        Expenses.    The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any filing fees imposed by, or review conducted by, FINRA in connection with the sale of the Shares (including the reasonable related fees and expenses of counsel to the Underwriter); (f) the inclusion of the Shares and the Common Stock issuable upon exercise of the Underwriter Warrants, on The NASDAQ Global Market and/or any other exchange; (g) the qualification of such securities referenced in subsection (f) immediately above under the securities laws of the several jurisdictions as provided in Section 5(i) of this Agreement and the preparation, printing and distribution of any “blue sky” memoranda (including the reasonable related fees and expenses of counsel to the Underwriter); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, reasonable travel and lodging expenses of the Underwriter and officers of the Company; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 of this Agreement, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter.

7.        Conditions of Underwriter’s Obligations.      The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)        The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)        The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Oswald & Yap LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)        All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Underwriter Warrants, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)        Dykema Gossett PLLC shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B.

(e)        At the time of execution of this Agreement, the Underwriter shall have received from Haskell & White LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)        With respect to the letter of Haskell & White LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “Initial Letter”), the Company shall have furnished to the Underwriter for the closing a letter (the “Bring Down Letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, (ii) stating, as of the date of the Bring Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(g)        The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)        The representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii)        No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)        They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(h)        The Company shall not have, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (a) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (b) since such date there shall not have been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(i)        Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on any national securities exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)        NASDAQ shall have approved listing of the Shares and the Common Stock issuable upon exercise of the Underwriter Warrants on The NASDAQ Global Market, subject only to official notice of issuance and evidence of satisfactory distribution.

(k)        At the Delivery Date, Oswald & Yap LLP, counsel for the Underwriter, shall have been furnished with such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Shares contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8.        Indemnification and Contribution.

(a)        The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter or any such director, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any free writing prospectus used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the securities registered pursuant to the Registration Statement under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter or such director, officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or such director, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) of this Agreement, or (ii) any breach by the Underwriter of Section 3(b) of this Agreement. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any such director, officer, employee or controlling Person.

(b)        The Underwriter shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case described in subclauses (i) and (ii) immediately above, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) of this Agreement, or (iii) any breach by the Underwriter of Section 3(b) of this Agreement. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling Person.

(c)        Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent it has been actually prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not, subject to the following sentence, be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything else to the contrary contained herein, the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if: (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling Persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling Persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and, in any such event described in subclauses (i), (ii), (iii) or (iv) immediately above, the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)        If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) of this Agreement in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the aggregate offering price for the Shares. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay (and for which the Underwriter has not been indemnified) by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)        The Underwriter confirms that the statements regarding the concession figures and the paragraphs relating to FINRA Rule 5110(g)(1) respectively, each appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, are correct, and the Company acknowledges and agrees that such statements constitute the only information concerning the Underwriter furnished in writing to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9.        Termination.    The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Final Closing Date, by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, prior to delivery and payment for the Shares, in the reasonable judgment of the Underwriter (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by NASDAQ, (ii) trading in securities generally on the NASDAQ shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any new outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

10.        Reimbursement of Underwriter’s Expenses.    If the Company shall fail to tender the Shares for delivery to the Underwriter for any reason other than inaction of the Underwriter, or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable and accountable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of the Underwriter’s legal counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter, in an aggregate amount not to exceed $85,000. If this Agreement is terminated pursuant to Section 10 of this Agreement by reason of the default of the Underwriter, the Company shall not be obligated to reimburse the Underwriter on account of those expenses.

The Company has advanced $25,000 to the Underwriter as a reasonable advance against the out-of-pocket accountable expenses actually anticipated to be incurred by the Underwriter, provided that this advance will be reimbursed by the Underwriter to the extent not actually incurred by the Underwriter, in accordance with FINRA Rule 5110(f)(2)(C).

11.        Research Analyst Independence.    The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by Law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.        No Fiduciary Duty.    The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and its directors or officers, employees, shareholders or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

13.        Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)        if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to C.K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 700, Irvine, California 92612, Attention: Syndicate Registration (Fax: 949-477-9211), with a copy to Oswald & Yap LLP, 16148 Sand Canyon Avenue,, Irvine, CA 92618, Attention: Lynne Bolduc, Esq.; and

(b)        if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Antony D. Norris, (Fax: 504-361-5540), with a copy to Dykema Gossett PLLC, 39577 North Woodward Avenue, Suite 300, Bloomfield Hills, MI 48304, Attention: D. Richard McDonald.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.        Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each Person or Persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any Person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The representations, warranties and covenants made by the parties in this

Agreement have been made solely for the benefit of the parties to this Agreement, and should not be deemed to be a representation, warranty or covenant to any other Person, except as otherwise expressly specified herein.

15.        Survival.    The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any Person controlling any of them.

16.        Certain Definitions.    For purposes of this Agreement:

(a)        “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in California are generally authorized or obligated by Law to close;

(b)        “to the Company’s knowledge” or “to the knowledge of the Company” or phrases of similar import mean the actual knowledge of any of the named executive officers identified under the caption “Executive Compensation” in the most recent Preliminary Prospectus; and

(c)        Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

17.        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.        Attorneys’ Fees.    In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

19.        Counterparts.    This Agreement may be executed in two or more counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.        Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21.        Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GEOTAG INC.

By:
Antony D. Norris
President

Accepted:

C. K. COOPER & COMPANY, INC.

By:
Alexander G. Montano
Managing Director

SCHEDULE 1

ORALLY CONVEYED PRICING INFORMATION

1.	Public offering price

$6.25

2.	Number of Shares offered:

250,000

EXHIBIT A

GEOTAG INC.

COMMON STOCK WARRANT

EXHIBIT B

FORM OF OPINION OF ISSUER’S COUNSEL